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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the NAC Re Corp. 1997 Incentive and Capital Accumulation Plan of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of NAC Re Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange commission.

                                          ERNST & YOUNG LLP

New York, New York

August 13, 1997